Exhibit 21.1
Subsidiaries of The Dun & Bradstreet Corporation
As of December 31, 2016

Company Name	Place of Incorporation

Corinthian Leasing Corporation	Delaware, USA
D&B Acquisition Company Pty Ltd.	Australia
D&B Australasia Pty. Ltd.	Australia
D&B Australia Ltd. Partnership L.P.	Australia
D&B Business Information Solutions U.C.	Ireland
D&B Business Services Group Partnership	Delaware, USA
D&B Canadian Holding B.V.	Netherlands
D&B Europe Limited	England
D&B Group Holdings (UK)	England
D&B Group Limited	Delaware, USA
D&B Group Pty Ltd.	Australia
D&B Hold Company Pty Ltd.	Australia
D&B Holdings (UK)	England
D&B Holdings Australia Limited	England
D&B Holdings Pty Ltd.	Australia
D&B Information Services (M) Sdn. Bhd.	Malaysia
D&B International Holdings B.V.	Netherlands
D&B Investing 1, LLC	Delaware, USA
D&B Management Services Co.	Delaware, USA
D&B Mauritius Limited.	Mauritius
DBXB Netherlands B.V.	Netherlands
DBXB S.r.l.	Italy
DBXB Anz Pty. Ltd.	Australia
Dun & Bradstreet Asia Operations Pte. Ltd.	Singapore
Dun & Bradstreet (Asia Pacific) Pte. Ltd.	Singapore
Dun & Bradstreet (HK) Limited	Hong Kong
Dun & Bradstreet (SCS) B.V.	Netherlands
Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd.	England
Dun & Bradstreet (Vietnam) LLC	Vietnam
Dun & Bradstreet Australia Holdings Pty Ltd	Australia
Dun & Bradstreet Credit Control, Ltd.	Delaware, USA
Dun & Bradstreet Deutschland Holding GmbH	Germany
Dun & Bradstreet Emerging Businesses Corp.	Delaware, USA
Dun & Bradstreet Europe, Ltd.	Delaware, USA
Dun & Bradstreet European Business Information Center B.V.	England & Netherlands
Dun & Bradstreet Finance Limited	England
Dun & Bradstreet Holdings B.V.	Netherlands
Dun & Bradstreet Information Services India Pvt. Ltd.	India
Dun & Bradstreet Interfax B.V.	Netherlands
Dun & Bradstreet International Consultant (Shanghai) Co., Ltd.	China
Dun & Bradstreet International, Ltd.	Delaware, USA
Dun & Bradstreet Investments Limited	England

Company Name	Place of Incorporation
Dun & Bradstreet Japan Ltd.	Japan
Dun & Bradstreet Limited	England
Dun & Bradstreet NetProspex, Inc.	USA
Dun & Bradstreet Properties Limited	England
Dun & Bradstreet S.A.	Uruguay
Dun & Bradstreet Technologies & Data Services Private Limited	India
Dun & Bradstreet Unterstuetzungskasse GmbH	Germany
Dun & Bradstreet, Inc.	Delaware, USA
Duns Investing VIII Corporation	Delaware, USA
Dunservices	France
Hoover's, Inc.	Delaware, USA
Ifico-Buergel AG	Switzerland
Kosmos Business Information Limited	England
MicroMarketing D&B (Beijing) Co., Ltd.	China
MSA Do Brasil Sistemas E Metados Ltda.	Brazil
RoadWay International Limited	British Virgin Islands
Shanghai Huaxia Dun & Bradstreet Business Information Consulting Co., Ltd.	China
Shanghai RoadWay D&B Marketing Services Co. Ltd.	China
The D&B Companies of Canada ULC	Nova Scotia, Canada
The Dun & Bradstreet Corporation Foundation	Delaware, USA
Tradethink Limited	Cyprus
Triopax Investments Limited	Cyprus

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